Registration No.
                                                                    ------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               HALLIBURTON COMPANY
             (Exact name of Registrant as specified in its charter)

          Delaware                                              75-2677995
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                               3600 Lincoln Plaza
                                500 N. Akard St.
                               Dallas, Texas 75201
                    (Address of principal executive offices)

                               HALLIBURTON COMPANY
                     1993 STOCK AND LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                LESTER L. COLEMAN
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               HALLIBURTON COMPANY
                               3600 Lincoln Plaza
                                500 N. Akard St.
                               Dallas, Texas 75201
                     (Name and address of agent for service)

                                 (214) 978-2600
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

================================================ ---------------- ---------------- ------------------ --------------
              Title of Securities                                    Proposed          Proposed
               to be registered                      Amount           maximum           maximum         Amount of
                                                      to be          offering          aggregate      registration
                                                   registered          price           offering            fee
                                                                     per share           price
================================================ ================ ================ ================== ==============
Common Stock, $2.50 par value (including           12,288,200      $54.34375(2)     $667,786,869(2)     $202,360
Preferred Stock Purchase Rights)                    shares(1)
================================================ ================ ================ ================== ==============

(1) Also registered hereby are an indeterminate number of shares (including Preferred Stock Purchase Rights) as may become issuable because of provisions of the Plan relating to adjustments for changes resulting from stock splits, stock dividends and similar transactions. (2) Estimated solely for the purpose of calculating the registration fee for the securities to be registered hereby on the basis of the average of the high and low prices of the Common Stock of the Company reported in the consolidated reporting system on November 19, 1997. Pursuant to Rule 429, the Prospectus relating to this Registration Statement also relates to an earlier Registration Statement filed for offerings under the Registrant's 1993 Stock and Long-Term Incentive Plan (Registration No. 33-54881). As of November 12, 1997, approximately 1,506,136 shares remain available on a split-adjusted basis under such prior Registration Statement, for which shares an aggregate registration fee of approximately $8,494 was paid.

          INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

The  contents  of  the  earlier   Registration   Statement  (No.  33-54881)  and
Post-Effective Amendment No. 1 thereto are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, heretofore filed with the SEC by the Registrant pursuant to the Exchange Act, are incorporated herein by reference.

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

         (c) The Registrant's Current Reports on Form 8-K dated January 13, 1997, January 22, 1997, January 29, 1997, February 6, 1997, February 11,
     1997 (two reports), February 20, 1997, March 3, 1997, March 14, 1997, March 27, 1997, April 23, 1997, May 7, 1997 (two reports), May 20, 1997, May 21,
     1997,  May 28,  1997,  May 29,  1997,  June 2,  1997,  June 10,  1997  (two
     reports), July 1, 1997, July 2, 1997 (two reports), July 8, 1997, July 14, 1997, July 17, 1997, July 18, 1997, July 23, 1997, July 25, 1997, July 31,
     1997 (two reports), August 5, 1997, August 29, 1997, September 30, 1997, October 20, 1997, October 22, 1997 and October 30, 1997 (two reports); and

         (d) The description of the Common Stock and the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-B dated December 12, 1996.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.       Exhibits.

4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-3 (File No. 333-32731) filed with the Securities and Exchange Commission on August 1, 1997).

4.2      Registrant's  By-laws, as amended (incorporated by reference to Exhibit
         3.2 to Registrant's Registration Statement on Form S-3 (File No. 333-32731) filed with the Securities and Exchange Commission on August 1, 1997).

5 Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5).

24       Powers  of  Attorney  (incorporated  by  reference  to  Exhibit  24  to
Registrant's  Post-Effective   Amendment  No. 1 on  Form S-8 (File No. 33-54881)
filed with the Securities and Exchange Commission on May 16, 1997).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration

Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this the 20th day of November, 1997.

                                            HALLIBURTON COMPANY


                                            By  /s/ RICHARD B. CHENEY
                                               -----------------------
                                                Richard B. Cheney
                                                Chairman of the Board and
                                                Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                               Date

            /s/ RICHARD B. CHENEY               Chairman of the Board and                November 20, 1997
--------------------------------------------
              Richard B. Cheney                 Chief Executive Officer
                                                and Director
                                                (Principal Executive Officer)


             /s/ GARY V. MORRIS                 Executive Vice President                 November 20, 1997
--------------------------------------------
               Gary V. Morris                   and Chief Financial Officer
                                                (Principal Financial Officer)


        /s/ R. CHARLES MUCHMORE, JR.            Vice President and Controller            November 20, 1997
          R. Charles Muchmore, Jr.              (Principal Accounting Officer)


            *  ANNE L. ARMSTRONG                Director
              Anne L. Armstrong


              *  LORD CLITHEROE                 Director
               Lord Clitheroe


            *  ROBERT L. CRANDALL               Director
             Robert L. Crandall


               *  W. R. HOWELL                  Director
                W. R. Howell


              *  DALE P. JONES                  Director
                Dale P. Jones


             *  DELANO E. LEWIS                 Director
               Delano E. Lewis

                                       3


               *  C. J. SILAS                   Director
                 C. J. Silas


            *  ROGER T. STAUBACH                Director
              Roger T. Staubach


          *  RICHARD J. STEGEMEIER              Director
            Richard J. Stegemeier



*By:         /s/ SUSAN S. KEITH
               Susan S. Keith
                 Pursuant to
              Power of Attorney

 Date: November 20, 1997



                                INDEX TO EXHIBITS

Exhibit           Description                                                                             Sequentially
No.                                                                                                       Numbered
                                                                                                          Page

 *4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-3 (File No. 333-32731) filed with the Securities and Exchange
         Commission on August 1, 1997).

 *4.2    Registrant's  By-laws, as amended (incorporated by reference to Exhibit
         3.2 to  Registrant's  Registration  Statement  on Form  S-3  (File  No.
         333-32731) filed with the Securities and Exchange  Commission on August
         1, 1997).

 *4.3    Restated  Rights  Agreement  dated as of December  1, 1996  between the
         Registrant and ChaseMellon Shareholder Services, L.L.C. as Rights Agent
         (incorporated   by  reference  to  Exhibit  4.4  to  the   Registrant's
         Registration  Statement  on Form 8-B  dated  December  12,  1996,  File
         No.1-03492).

**5      Opinion   of   Vinson  &  Elkins  L.L.P.  as to  the  legality  of  the
         securities being registered.
                                                                                                             6

**23.1   Consent of Arthur Andersen LLP.
                                                                                                             8

**23.2   Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5).
                                                                                                             6

 *24     Powers   of   Attorney   (incorporated   by  reference  to  Exhibit  24
to Registrant's Post-Effective  Amendment No. 1 on Form S-8 (File No.  33-54881)
filed with the  Securities  and Exchange Commission on May 16, 1997).

*  Previously filed.
**Filed herewith.

                                       5